SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         World Fuel Services Corporation
                (Name of Registrant as Specified In Its Charter)

                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies: Not Applicable
         2)       Aggregate number of securities to which transaction applies:
                  Not Applicable
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Not Applicable
         4)       Proposed maximum aggregate value of transaction:
                  Not Applicable
         5)       Total fee paid: Not Applicable

[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:  Not Applicable
         2)       Form, Schedule or Registration Statement No.:  Not Applicable
         3)       Filing Party:  Not Applicable
         4)       Date Filed:  Not Applicable

                         WORLD FUEL SERVICES CORPORATION
                   700 South Royal Poinciana Blvd., Suite 800
                          Miami Springs, Florida 33166

                        --------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD August 17, 1998
                        --------------------------------

                             Miami Springs, Florida
                                  July 3, 1998

Notice is hereby given that the Annual Meeting of Shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), will be held on August 17, 1998, at 10:00 a.m., local time, at the Company's auditorium, 700 South Royal Poinciana Boulevard, Seventh Floor, Miami Springs, Florida 33166, for the following purposes:

         1. To elect nine Directors of the Company.

         2. To increase the number of shares of Common Stock authorized under the Company's 1996 Employee Stock Option Plan from 750,000 shares to 1,250,000 shares.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully discussed in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on June 29, 1998, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Whether or not you expect to be present at the meeting, please date, sign, and promptly return the enclosed proxy, which is solicited by and on behalf of the Board of Directors.

                                              By Order of the Board of Directors

                                              WORLD FUEL SERVICES CORPORATION

                                              Ileana Garcia, Secretary

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                                TABLE OF CONTENTS

                                                                           PAGE

Introduction.........................................................       1

Outstanding Voting Stock.............................................       2

Costs of Solicitation................................................       2

Election of Directors................................................       2

Board of Directors...................................................       5
   Compensation of Directors.........................................       5

Principal Shareholders and Security
   Ownership of Management...........................................       6

Information Concerning Executive Officers............................       9
   Reporting Requirements for
      Directors and Executive Officers...............................      10

Compensation of Officers.............................................      11
   Summary Compensation Table........................................      11
   Stock Option Information..........................................      12
   Option Grants in Last Fiscal Year.................................      13
   Options Exercised and Fiscal Year End
      Option Values..................................................      13
   Non-Employee Directors Stock Options..............................      14
   Certain Employment Agreements.....................................      14
   Compensation Committee Report on
      Executive Compensation.........................................      16
   Compensation Committee Interlocks and
      Insider Participation..........................................      18
   Stock Performance Graph...........................................      18

Transactions with Management and Others..............................      20

Board of Directors' Proposal Relating to the
   1996 Employee Stock Option Plan...................................      21

Company's Relationship with Independent
   Public Accountants................................................      24

Proposals for the 1999 Annual Meeting................................      24

Other Matters........................................................      24

                                 PROXY STATEMENT

                         WORLD FUEL SERVICES CORPORATION

                   700 South Royal Poinciana Blvd., Suite 800
                          Miami Springs, Florida 33166

                        --------------------------------

ANNUAL MEETING OF SHAREHOLDERS
to be held on August 17, 1998

                                  INTRODUCTION

               This proxy statement is furnished to the shareholders of WORLD FUEL SERVICES CORPORATION, a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the place and time and for the purposes set forth in the attached Notice of Meeting.

               This Proxy Statement and the accompanying proxy are first being sent to shareholders on or about July 3, 1998.

               Pursuant to the By-Laws of the Company, the Board of Directors has ordered the Annual Meeting of Shareholders to be held on August 17, 1998, and has fixed the close of business on June 29, 1998, as the record date (the "Record Date") for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

               Proxies in the accompanying form, properly executed, duly returned to the Company and not revoked, will be voted in the manner specified. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Returning a signed proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person, since proxies are revocable. A proxy for the Annual Meeting may be revoked at any time prior to its use by submission of a later dated proxy, by delivery of written notice of revocation to the President of the Company, or by voting in person at the Annual Meeting. Presence at the Annual Meeting does not of itself revoke a proxy.

               The Annual Report of the Company for the fiscal year ended March 31, 1998, including financial statements, is being mailed to each shareholder together with this Proxy Statement.

                            OUTSTANDING VOTING STOCK

               On June 5, 1998, the Company had 12,500,474 outstanding shares of common stock, par value $.01 per share (the "Common Stock"), which constitute the only class of voting securities of the Company. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the meeting. Each holder of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by proxy, at all meetings of shareholders. Directors are elected by a plurality vote of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. All other matters to be considered at the Annual Meeting shall be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

               As of June 5, 1998, the nine nominees for Director of the Company beneficially owned a total of 1,346,674 shares of Common Stock, or approximately 10.8% of the shares of Common Stock outstanding. The nominees have informed the Company that they intend to vote their shares of Common Stock to elect themselves to the Board of Directors. See "Principal Shareholders and Security Ownership of Management."

                              COSTS OF SOLICITATION

               The entire cost of soliciting proxies for the Annual Meeting will be borne by the Company. Solicitation of proxies may be made through personal calls upon, or telephone or telegraphic communications with, shareholders or their representatives by officers and other employees of the Company, who will receive no additional compensation therefor.

                              ELECTION OF DIRECTORS

               Nine individuals have been nominated to serve as Directors for the ensuing year and until their successors shall have been duly elected and qualified. The persons named in the accompanying proxy have advised management that unless authority is withheld in the proxy, they intend to vote for the election of the individuals listed in the table on the following page. Management does not contemplate that any of the nominees named in the table will be unable, or will decline, to serve; however, if any of the nominees is unable to serve, or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion. The following table sets forth certain information with respect to each nominee for election to the Board of Directors. All of the nominees currently serve as Directors of the Company. A summary of the background and experience of each nominee is set forth in the paragraphs following the table.


                                                                                       YEAR FIRST
NAME AND POSITION                                     AGE AT                         BECAME DIRECTOR
WITH THE COMPANY                                  MARCH 31, 1998                     OF THE COMPANY
-----------------                                 --------------                     --------------
Ralph R. Weiser,                                          72                              1984
Chairman of the Board
of Directors

Jerrold Blair,                                            60                              1985
Director and President

Ralph R. Feuerring,                                       75                              1988
Director and Member
of Audit Committee

John R. Benbow,                                           66                              1989
Director and Chairman
of Audit Committee and
Compensation Committee

Phillip S. Bradley,                                       59                              1990
Director and President of
Advance Petroleum, Inc.

Myles Klein,                                              59                              1995
Director and Member
of Audit Committee and
Compensation Committee

Michael J. Kasbar,                                        41                              1995
Director and Executive Vice
President of the Company,
and Chief Executive Officer
of Trans-Tec Services, Inc.

Paul H. Stebbins,                                         41                              1995
Director and Executive Vice
President of the Company,
and Chief Operating Officer
of Trans-Tec Services, Inc.

Luis R. Tinoco                                            57                              1997
Director
--------------------------------------------------------------------

RALPH R. WEISER has been employed as Chairman of the Board of Directors of the Company since its organization in July 1984.

JERROLD BLAIR has served as President and a Director of the Company since January 1985.

RALPH R. FEUERRING, a Director of the Company, has served as a Director and Chairman of the finance committee of American Premier, Inc., a mineral processing and refractory business, since 1991. Mr. Feuerring has also served as the President of Ferro Metal & Chemical Corp., a mineral and alloy trading company, since 1949. From 1960 to 1991, Mr. Feuerring served as the President and Chief Executive Officer of Ralstan Trading and Development Corporation, a mineral processing company. Ralstan Trading and Development Corporation was merged into American Premier, Inc. in 1991.

JOHN R. BENBOW, a Director of the Company, has served as President of Benbow & Associates, Inc., a real estate development firm located in Coral Gables, Florida, since June 1988. From December 1986 to May 1988, he was employed as President of Weiner, Kane & Benbow, Inc., an investment banking and stock brokerage firm located in Miami, Florida. From May 1983 to November 1986, Mr. Benbow was employed as President of Florida National Bank, formerly a commercial bank located in Miami, Florida.

PHILLIP S. BRADLEY has served as a Director of the Company since 1990, and as President of Advance Petroleum, Inc. d/b/a World Fuel Services of FL ("WFSFL"), a wholly-owned subsidiary of the Company, since January 1988. Mr. Bradley was a co-founder of WFSFL and served as Vice President from its organization in 1983 until January 1988. From 1967 to 1982, Mr. Bradley was an airline captain for Braniff International Airways and Chairman of the Braniff Airline Pilots Association.

MYLES KLEIN has served as a Director of the Company since February 1995. He has been a partner in the accounting firm of Klein & Barreto, P.A., in Miami, Florida, since 1985. From 1971 until 1985, Mr. Klein was a partner in the international accounting and auditing firm of Grant Thornton, eventually becoming the partner in charge of the tax department for Grant Thornton's South Florida offices.

MICHAEL J. KASBAR has served as a Director and an Officer of the Company since June 1995 and has served as Chairman and Chief Executive Officer of Trans-Tec Services, Inc. ("Trans-Tec Delaware"), a wholly owned subsidiary of the Company, since January 1995. From September 1985 to December 1994, Mr. Kasbar was an officer, shareholder, and director of Trans-Tec Services, Inc., a New York corporation ("Trans-Tec New York") and its affiliated companies. On January 3, 1995, Trans-Tec Delaware purchased substantially all of the assets of Trans-Tec New York and the outstanding stock of its affiliate Trans-Tec Services (U.K.) Ltd. Prior to founding Trans-Tec New York, Mr. Kasbar founded and worked for Gray Bunkering Services, Inc. from February 1983 through August 1985.

PAUL H. STEBBINS has served as a Director and an Officer of the Company since June 1995 and has served as President and Chief Operating Officer of Trans-Tec Delaware since January 1995.

From September 1985 to December 1994, Mr. Stebbins was an officer, shareholder, and director of Trans-Tec New York and its affiliated companies. Prior to founding Trans-Tec New York, Mr. Stebbins was employed by Gray Bunkering Services, Inc. from October 1983 to September 1985 as a bunker broker.

LUIS R. TINOCO, a Director of the Company since June 17, 1997, is an attorney and has served as a partner of Lara, Lopez, Matamoros, Rodriguez and Tinoco ("Lara, Lopez"), a law firm in Costa Rica, since 1971. He has also served as an Ambassador of Costa Rica to Great Britain and on several United Nations committees.

                               BOARD OF DIRECTORS

               During the fiscal year ended March 31, 1998, the Company's Board of Directors held seven (7) formal meetings. The Board of Directors has two committees, the Audit Committee and the Compensation Committee. All of the Directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served, except for Mr. Ralph Weiser and Mr. Paul Stebbins, who attended 70% of the Board of Directors' meetings.

               The Audit Committee consists of John R. Benbow, Chairman, Ralph
R. Feuerring and Myles Klein. The Audit Committee held six (6) meetings during the fiscal year ended March 31, 1998. The Audit Committee performs the following principal functions: recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope and budget for the annual audit; reviews with independent auditors the results of the audit engagement, including review of the financial statements and the management letter; and reviews the scope of, and compliance with, the Company's internal controls.

               The Compensation Committee consisted of John R. Benbow, Chairman, and Myles Klein. During the fiscal year ended March 31, 1998, the Compensation Committee held four (4) meetings. The Compensation Committee reviews and recommends to the Board of Directors the annual salary, bonus, stock options and other benefits of the Company's senior executives, reviews new and existing compensation programs, reviews and makes recommendations to the Board of Directors regarding management perquisites, administers stock option and incentive compensation plans, and administers and makes recommendations to the Board of Directors regarding performance goals for executive compensation plans.

COMPENSATION OF DIRECTORS

               Directors who are not Company employees are generally members of at least one Committee of the Board of Directors and receive a monthly fee of $1,667, except for the Chairman of the Audit and Compensation Committees who receives $2,292 per month. The Directors of the Company who are employed by the Company do not receive additional compensation for serving as Directors.

              Pursuant to the 1993 Non-Employee Directors Stock Option Plan (the "1993 Plan"), each Director who is not employed by the Company receives an option to purchase 2,500 shares of Common Stock each year, upon his re-election to the Board of Directors. The exercise price per share is the closing market price of the Common Stock on the date of the Company's Annual Meeting, which is the date these options are granted each year. To further promote Director stock ownership, the Board of Directors has adopted a plan pursuant to which the Company would issue to each non-employee Director 500 shares of the Common Stock (the "Stock Grant") each year, upon his or her reelection to the Board of Directors, at no cost to the Director. The shares would vest immediately, but would be subject to resale restrictions imposed by federal securities laws. Under existing federal securities laws, after one year, directors would be able to resell the shares pursuant to Rule 144. The Stock Grants would be in addition to, and not in lieu of, options granted under the 1993 Plan. The first Stock Grants will be made immediately after the Annual Meeting.

               Luis R. Tinoco, a Director of the Company, also received a monthly fee of $1,500 for his service as a Director of World Fuel International, a subsidiary of the Company. In addition, Mr. Tinoco, individually and as a partner of the law firm of Lara, Lopez, received $61,401 for the fiscal year ended March 31, 1998 for legal services rendered to the Company's subsidiaries.

               During the fiscal year ended March 31, 1998, the Company made no other payments to Directors with respect to participation on the Board of Directors or Board Committees or with respect to special assignments. See "Compensation of Officers" and "Transactions with Management and Others."

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of June 5, 1998, the number of shares of Common Stock of the Company owned beneficially by each nominee for Director of the Company, the five most highly compensated executive officers of the Company, and all nominees and executive officers of the Company as a group. The table also shows the name and address of each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company. Except as shown in the table, no other person is known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company. Unless otherwise stated, all shares are held with sole dispositive and voting power.


                                                                  AMOUNT AND NATURE
                                                                    OF BENEFICIAL                         PERCENT
NAME AND ADDRESS                                                      OWNERSHIP                          OF CLASS
----------------                                                  -----------------                      --------
Neumeier Investment Counsel                                            1,605,450  (1)                     12.8%
26435 Carmel Rancho Blvd.
Carmel, CA 93923

FMR Corp.                                                              1,251,206  (2)                     10.0%
82 Devonshire Street
Boston, MA  02109

The Prudential Insurance Company of America                              725,100  (3)                      5.8%
751 Broad Street
Newark, New Jersey  07102

Jerrold Blair                                                            724,580  (4)                      5.8%
c/o World Fuel Services Corporation
700 South Royal Poinciana
  Blvd., Suite 800
Miami Springs, FL 33166

Ralph R. Weiser                                                          217,742  (5)                      1.7%

Ralph R. Feuerring                                                        40,500  (6)                        *  (7)

John R. Benbow                                                            11,475  (8)                        *  (7)

Phillip S. Bradley                                                             0                             0

Myles Klein                                                               16,875  (9)                        *  (7)

Michael Kasbar                                                           170,268  (10)                     1.4%

Paul Stebbins                                                            161,484  (11)                     1.3%

Michael Clementi                                                               0                             0

Luis R. Tinoco                                                             3,750  (12)                       *

All Executive Officers and
Nominees for Director as a
Group (13 persons)                                                     1,441,674  (13)                    11.5%

------------------

(1) Based on information disclosed, as of December 31, 1997, in a Schedule 13G filed with the Securities and Exchange Commission (the "SEC"). Neumeier Investment Counsel ("Neumeier"), its subsidiaries and affiliates, have sole voting power with respect to 832,850 shares and sole dispositive power with respect to 1,605,450 shares. Neumeier shares voting power and dispositive power with respect to 0 shares.

(2) Based on information disclosed, as of December 31, 1997, in a Schedule 13G filed with the SEC. FMR Corp. ("FMR"), its subsidiaries and affiliates, have sole dispositive power with respect to 1,251,206 shares. FMR, its subsidiaries and affiliates, have sole voting power with respect to 0 shares. Fidelity Low-Priced Stock Fund, an investment company registered under the Investment Company Act of 1940 and affiliated with FMR, owned 1,216,206 of these shares. FMR shares voting power and dispositive power with respect to 0 shares.

(3) Based on information disclosed, as of December 31, 1997, in a Schedule 13G filed with the SEC. The Prudential Insurance Company of America ("Prudential"), its subsidiaries and affiliates, have sole voting power and sole dispositive power with respect to 166,500 shares. Prudential shares voting power and dispositive power with respect to 558,600 shares.

(4) Includes 7,438 shares owned solely by Mr. Blair's wife and 112,741 shares which may be purchased by Mr. Blair pursuant to options which are exercisable within the next sixty days.

(5) Includes 112,742 shares which may be purchased by Mr. Weiser pursuant to options which are exercisable within the next sixty days.

(6) Includes 3,750 shares which may be purchased by Mr. Feuerring pursuant to options which are exercisable within the next sixty days.

(7)      Indicates ownership of less than 1% of the outstanding Common Stock.

(8) Includes 11,250 shares which may be purchased by Mr. Benbow pursuant to options which are exercisable within the next sixty days.

(9) Consists of 16,875 shares which may be purchased by Mr. Klein pursuant to options which are exercisable within the next sixty days.

(10) Includes 56,250 shares which may be purchased by Mr. Kasbar pursuant to options which are exercisable within the next sixty days.

(11) Includes 12,705 shares which may be purchased by Mr. Stebbins pursuant to options which are exercisable within the next sixty days.

(12) Includes 3,750 shares which may be purchased by Mr. Tinoco pursuant to options which are exercisable within the next sixty days.

(13) Includes 401,223 shares which may be purchased by executive officers and Directors of the Company pursuant to options granted by the Company from January 3, 1995 through August 18, 1997. These options are exercisable within the next sixty days.

                    INFORMATION CONCERNING EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the executive officers of the Company and its principal subsidiaries. A summary of the background and experience of each executive officer, other than Messrs. Weiser, Blair, Bradley, Kasbar and Stebbins is set forth in the paragraphs following the table. The background and experience of Messrs. Weiser, Blair, Bradley, Kasbar and Stebbins are described in the section captioned "Election of Directors." All executive officers serve at the discretion of the Board of Directors.

NAME AND POSITION                                       AGE AT                          YEAR FIRST BECAME
WITH THE COMPANY                                     MARCH 31, 1998                     EXECUTIVE OFFICER
-----------------                                    --------------                     -----------------
Ralph R. Weiser,                                             72                                 1984
Chairman of the Board

Jerrold Blair, President                                     60                                 1985

Phillip S. Bradley,                                          59                                 1986
President of WFSFL

Robert S. Tocci,                                             44                                 1988
Executive Vice President

Carlos A. Abaunza,                                           38                                 1989
Chief Financial Officer and
Treasurer

Raymond A. Rossman,                                          58                                 1991
Chairman of World Fuel
Services, Inc. and Baseops
International, Inc.

Michael Clementi,                                            36                                 1998
President of World Fuel
Services, Inc. and Managing
Director of World Fuel
Services Ltd.

Michael J. Kasbar, Executive                                 41                                 1995
Vice President of the
Company and Chief Executive
Officer of Trans-Tec
Services, Inc.

                                       -9-


Paul H. Stebbins, Executive                                  41                                 1995
Vice President of the Company
and Chief Operating Officer
of Trans-Tec Services, Inc.

-----------------------------------------------------------------------------------------------------

ROBERT S. TOCCI has served as Executive Vice President since April 1995 and served as Senior Vice President and Chief Financial Officer of the Company from April 1988 through April 1995. From November 1988 through May 1989, he also served as Treasurer of the Company.

CARLOS A. ABAUNZA has served as Chief Financial Officer of the Company since April 1995, and as Treasurer since June 1989. From June 1988 through April 1995 he served as Controller of the Company.

RAYMOND A. ROSSMAN has served as Chairman of World Fuel Services, Inc. and Baseops International, Inc., both subsidiaries of the Company, since April, 1998 and May, 1998, respectively. Mr. Rossman served as President of World Fuel Services, Inc., from February 1995 through March 1998. He served as Senior Vice-President - International Sales and Supply of World Fuel Services, Inc. from December 1991 until February 1995. From 1983 to 1991, Mr. Rossman served as General Manager - Fuel & Energy for Pan American World Airways.

MICHAEL CLEMENTI has served as President of World Fuel Services, Inc. and Managing Director of World Fuel Services Ltd., both subsidiaries of the Company, since April 1998 and May 1995, respectively. From August 1994 through March 1998, he served as Senior Vice President of World Fuel Services, Inc. From December 1991 through July 1994, he served as Vice President of World Fuel Services, Inc.

REPORTING REQUIREMENTS FOR DIRECTORS AND EXECUTIVE OFFICERS

             Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange, Inc., reports of ownership and changes in ownership of common stock and other equity securities of the Company. The Company believes that, during the fiscal year ended March 31, 1998, all filings required of its officers and directors were made on a timely basis.

                            COMPENSATION OF OFFICERS

             The following table sets forth the annual and long-term compensation which the Company and its subsidiaries paid to those persons who were, on March 31, 1998, the chief executive officer and the five most highly compensated executive officers of the Company, for services rendered in each of the fiscal years ended March 31, 1998, 1997, and 1996.

SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                    ANNUAL COMPENSATION                AWARDS
                                                    -------------------             -------------
NAME AND                          FISCAL                                                               ALL OTHER
PRINCIPAL POSITION                 YEAR              SALARY        BONUS            OPTIONS           COMPENSATION
------------------                ------             ------        -----            -------           ------------
Ralph R. Weiser,                    1998            $262,000     $738,000              0                 $303,452 (1)
Chairman of the                     1997             262,000      738,000        121,500 (2)              143,585 (1)
Board of Directors                  1996             262,000      737,999              0                   85,400 (1)

Jerrold Blair,                      1998             262,000      738,000              0                  303,452 (1)
President of the                    1997             262,000      738,000        121,500 (2)              143,585 (1)
Company                             1996             262,000      737,999              0                   85,400 (1)

Phillip S. Bradley,                 1998             512,000            0              0                    6,900 (3)
President of                        1997             474,500      100,000              0                    6,900 (3)
WFSFL                               1996             399,500       75,000              0                    6,900 (3)

Michael Clementi,                   1998             184,333      318,866              0                        0
President of World                  1997             156,000      236,111              0                        0
Fuel Services, Inc.                 1996             141,000       69,123              0                        0

Michael Kasbar,                     1998             213,900      110,346         37,500 (4)                    0
Chief Executive Officer             1997             188,450       67,377              0                        0
of Trans-Tec Services,              1996             163,450            0              0                        0
Inc.

Paul Stebbins,                      1998             213,900      110,346         37,500 (4)                    0
Chief Operating Officer             1997             188,450       67,377              0                        0
of Trans-Tec Services,              1996             163,450            0              0                        0
Inc.

----------------------------

(1) This amount represents a portion of the executive's cash compensation which has been deferred pursuant to the terms of his employment agreement. See "Certain Employment Agreements," below.

(2) On August 28, 1996, the Company granted to each of Ralph R. Weiser and Jerrold Blair options to purchase 121,500 shares of the Company's Common Stock. The options granted to each of these executives consisted of 26,277 Incentive Stock Options ("ISOs") which vest at the rate of 8,759 shares per year for three years commencing August 28, 1997, and 95,223 options which do not qualify as ISOs ("NSOs") which vest August 28, 1998. The options granted to Messrs. Weiser and Blair were granted pursuant to the 1996 Stock Option Plan, described elsewhere in this Proxy Statement. This table does not include the May 18, 1998 awards to each of Messrs. Weiser and Blair of options to purchase 100,000 shares of the Common Stock, at an exercise price of $20.25 per share (the closing price on May 18, 1998).

(3) This amount represents premiums paid by the Company on life insurance for Mr. Bradley where the Company is not the beneficiary.

(4) On January 1, 1998, the Company granted to each of Michael Kasbar and Paul Stebbins options to purchase 37,500 shares of the Company's Common Stock. The options granted to each of these executives consisted of 14,280 Incentive Stock Options ("ISOs") which vest at the rate of 4,760 shares per year for three years commencing January 1, 1999, and 23,220 options which do not qualify as ISOs ("NSOs") which vest January 1, 2000. The options granted to Messrs. Kasbar and Stebbins were granted pursuant to the 1996 Stock Option Plan, described elsewhere in this Proxy Statement.

STOCK OPTION INFORMATION

             In 1997, the Company adopted the 1996 Employee Stock Option Plan (the "1996 Plan") under the terms of which options to purchase Common Stock of the Company are awarded to employees of the Company. The purpose of the 1996 Plan is to help attract and retain superior personnel for positions of substantial responsibility with the Company and to provide an additional incentive to officers and other key employees of the Company upon whose judgment, initiative and efforts the success and development of the Company's business depends. In addition to options issued pursuant to the 1996 Plan, the Company has stock options outstanding pursuant to the 1986 Employee Stock Option Plan, which expired in January 1996, and non-qualified stock options granted prior to the adoption of the 1996 Plan.

OPTION GRANTS IN LAST FISCAL YEAR

             The table below sets forth certain information pertaining to stock options granted to the named executive officers during the fiscal year ended March 31, 1998.

                                                                                                    POTENTIAL REALIZED VALUE
                                                                                                        AT ASSUMED ANNUAL
                      NUMBER OF                                                                       RATES OF STOCK PRICE
                     SECURITIES           % OF TOTAL                                                 APPRECIATION FOR OPTION
                     UNDERLYING            OPTIONS                                                            TERM
                       OPTIONS            GRANTED IN          EXERCISE
NAME                   GRANTED           FISCAL YEAR           PRICE               EXPIRATION           5%                  10%
----------------------------------------------------------------------------------------------------------------------------------
Paul Stebbins          37,500                38%               $21.00            January 1, 2008     $495,255          $1,255,072

Michael Kasbar         37,500                38%                21.00            January 1, 2008      495,255           1,255,072


OPTIONS EXERCISED AND FISCAL YEAR END OPTION VALUES

                  The table below sets forth certain information pertaining to stock options exercised by the named executive officers during the fiscal year ended March 31, 1998, and the options held by the named executive officers as of March 31, 1998.

                                                                                                                  VALUE OF
                                                                          NUMBER OF SHARES                      UNEXERCISED
                                 SHARES                                UNDERLYING UNEXERCISED                   IN-THE-MONEY
                               ACQUIRED ON         VALUE                  OPTIONS AT FISCAL                  OPTIONS AT FISCAL
NAME                            EXERCISE        REALIZED (1)                  YEAR-END                          YEAR-END(2)
-----------------------------------------------------------------------------------------------------------------------------------
                                                               Exercisable         Unexercisable   Exercisable        Unexercisable
Ralph R. Weiser (3)                0                    0          8,759               112,741      $92,699            $1,193,172
Jerrold Blair (3)                  0                    0          8,759               112,741       92,699             1,193,172
Phillip S. Bradley                 0                    0              0                     0            0                     0
Michael Clementi                   0                    0              0                     0            0                     0
Michael Kasbar                     0                    0         56,250                37,500      850,000                37,500
Paul Stebbins                 43,545              565,480         12,705                37,500      191,987                37,500

-----------------------------------------------------------------------------------------------------------------------------------


(1) The value realized upon exercise consists of the difference between (i) the closing price of the Common Stock on the New York Stock Exchange ("NYSE") on the date of exercise, and (ii) the option exercise price.

(2) Based on a fair market value of $22.00 per share for the Common Stock, as determined by using the closing price on the NYSE on March 31, 1998.

(3) This table does not include the May 18, 1998 awards to each of Messrs. Weiser and Blair of options to purchase 100,000 shares of the Common Stock, at an exercise price of $20.25 per share (the closing price on May 18, 1998).

NON-EMPLOYEE DIRECTORS STOCK OPTIONS

              The 1993 Plan provides for a grant of an option to purchase 2,500 shares of Common Stock to each member of the Board of Directors who joins the Board of Directors as a non-employee Director (a "Non-Employee Director"), and further provides an additional grant of an option to purchase 2,500 shares of Common Stock upon re-election at each Annual Meeting. All options granted under the 1993 Plan fully vest and are exercisable twelve months after the date of grant. Under the 1993 Plan, each grant of options to a Non-Employee Director remains exercisable for a term of five years from the grant date so long as such Non-Employee Director remains a member of the Board of Directors, and are exercisable at a price per share equal to the closing bid quotation for the Common Stock on the NYSE at the end of the day preceding the grant date. In accordance with the 1993 Plan, on August 18, 1997, Messrs. Feuerring, Benbow, Klein and Tinoco each received grants of options to purchase 2,500 shares of Common Stock at the exercise price of $22.3125 per share.

              To further promote Director stock ownership, the Board of Directors has adopted a plan pursuant to which each non-employee Director would receive a Stock Grant of 500 shares of Common Stock each year, upon his or her reelection to the Board of Directors, at no cost to the Director. The shares would vest immediately, but would be subject to resale restrictions imposed by federal securities laws. Under existing federal securities laws, after one year, directors would be able to resell the shares pursuant to Rule 144. The Stock Grants would be in addition to, and not in lieu of, options granted under the 1993 Plan. The first Stock Grants will be made immediately after the Annual Meeting.

CERTAIN EMPLOYMENT AGREEMENTS

              The Company's employment agreements with Messrs. Weiser and Blair expire on March 31, 2002. Each agreement, as amended, provides for an annual salary of $250,000, and annual bonus equal to 5% of the pre-tax income of the Company in excess of $2,000,000.

              The employment agreements limit the amount of each executive's annual salary and bonus to the maximum amount which may be deducted under the Internal Revenue Code (currently $1,000,000 per year). In March 1996, the employment agreements were amended to provide that if in any year the cash compensation payable to each executive exceeds the $1,000,000 limit described above, the excess will be deferred and paid to the executive in a future year when such compensation can be deducted by the Company for federal income tax purposes. For the fiscal year ended March 31, 1998, the Company deferred $324,000 in compensation and interest accrued for each executive. The accumulated deferred balances, including deferred interest, pursuant to the employment agreements amounted to $560,500 for each executive as of March 31, 1998, and bear interest at the prime rate until paid to the executives.

              The employment agreements also provide that if the Company terminates the employment of the executive for reasons other than death, disability, or cause, or, if the executive terminates his employment with the Company for good reason, including under certain circumstances, a change in control of the Company, the Company will pay the executive compensation of up to three times his average salary and bonus during the five year period preceding his termination.

              The employment agreements with Messrs. Weiser and Blair provide that, upon expiration or termination of such agreements for any reason, the executive shall not solicit or transact business with the Company's suppliers, sales representatives or customers, and shall not compete with the Company, for a period of three years following the date of expiration or termination, in the states of Florida, Louisiana, Georgia, Delaware, Pennsylvania, New York, California, Virginia, New Jersey, or Maryland, or any other state where the Company collects or sells used oil, or in Singapore, Greece, South Korea, England or Costa Rica, or any airport or seaport anywhere in the world that is or has been serviced by the Company or its affiliates at any time since January 1, 1994.

              The Company employs Phillip S. Bradley, President of WFSFL and a Director of the Company, pursuant to an employment agreement which expires on June 30, 2000. The agreement also provides that Mr. Bradley will serve as a consultant to the Company from July 1, 2000 to June 30, 2007. Effective July 1, 1996, Mr. Bradley receives a salary of $500,000 per year. While he serves as a consultant to the Company, Mr. Bradley will receive annual consulting fees of $100,000 per year plus certain insurance benefits. The agreement prohibits Mr. Bradley from competing with the Company's aviation fuel business for a period of five years following the termination of his employment or consulting agreement for any reason.

              The Company employs Michael Clementi, President of World Fuel Services, Inc. and Managing Director of World Fuel Services Ltd. pursuant to an employment agreement which expires on December 31, 1998. The agreement provides for annual base salary of $196,000 and a quarterly bonus of 7.5% of Mr. Clementi's adjusted gross profit above $2,000,000, plus 5% of the pre-tax profit generated by the World Fuel Services Ltd. staff under Mr. Clementi's direction, plus 3.0% of the adjusted gross profit of certain U.S.A. sales staff under the direction of Mr. Clementi. The agreement prohibits Mr. Clementi from competing in the Company's business for a period of six months following the termination of his employment with the Company.

              On June 10, 1997, Messrs. Kasbar and Stebbins signed employment agreements with the Company, effective January 1, 1998, under the terms of which each will be employed through December 31, 2002, at base salaries of $225,000, $250,000, $275,000, $300,000 and $325,000 for each of the years ending December 31, 1998 through 2002, respectively. In addition, on January 1, 1998, the Company issued each executive options to purchase 37,500 shares of the Company's common stock, par value $0.01 per share, at an exercise price equal to the closing price of such common stock on the New York Stock Exchange on such date. On January 1, 1999, the Company is obligated to issue to each executive options to purchase an additional 37,500 shares of the Company's common stock at an exercise price equal to the closing price of such common stock on the New York Stock Exchange on such date. Each is also entitled to receive an annual bonus equal to 5% of the pre-tax profits (adjusted for certain acquisition related charges) of the Company's marine fuel division in excess of $4,000,000 during each year from 1998 through 2002. The employment agreements prohibit each of Messrs. Kasbar and Stebbins from competing with the

Company during a period of two years following the termination of his employment (for any reason), in the areas where the Company conducts its business.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

              GENERAL. The Compensation Committee of the Board of Directors administers the Company's executive compensation program to assure that executive compensation is linked to the Company's goals, performance and return to its shareholders. The executive compensation program is designed to attract outstanding executives to the Company's key management positions and motivate such individuals to work toward increasing shareholder value by offering competitive base salaries, performance-based bonuses, and equity interests in the Company through stock options. The Compensation Committee reviews and recommends to the Board of Directors the total compensation for the Company's two most senior executives, and reviews senior management's recommendations regarding the compensation of other executives of the Company and its subsidiaries.

              In determining the compensation of the Company's executive officers, the Compensation Committee reviews a number of factors including: the Company's performance and the achievement of its internal strategic objectives, business conditions in general and in the Company's lines of business during the year, the Company's performance during the year in light of such conditions, and the market compensation for executives of similar background and experience. The Compensation Committee also examines the performance of the specific executive officer under consideration and the business area of the Company for which such executive officer is responsible. The Company's executive compensation program consists of three components: base salary, bonus and stock options.

              In evaluating the compensation levels of these executives, the Compensation Committee has found that there are virtually no other public companies with which close comparisons to the Company can be made. Therefore, the Compensation Committee reviews a variety of sources for comparison purposes, including: (i) salary data from most of the companies comprising the Standard and Poor's Transportation Index as well as selected other companies; and (ii) published salary surveys for national as well as Florida-based companies with comparable gross revenues. In the end, the Compensation Committee's recommendations must of necessity involve a considerable amount of subjectivity, judgment and discretion.

              BASE SALARY. The base salary offered to executive officers by the Company is intended to be competitive in relation to industry standards and corporations of comparable size and complexity. Generally, the executive's salary reflects his job experience and responsibility. The Company has employment contracts with each of its executive officers, and these agreements provide for different levels of base salary. The employment agreements generally extend for terms of three to five years, enabling the Company to stabilize the levels of executive salaries.

              BONUS COMPENSATION. Certain executive officers are eligible for performance bonuses based upon the Company's achievement of certain goals. These performance-based bonuses are typically determined as a percentage of the pre-tax earnings in excess of predetermined goals for which the executive is responsible. With respect to the Company's senior executives (including the Chairman and President), the percentage of pre-tax earnings and the predetermined goals are established within the officer's employment contract. In the event that an employment contract does not specify the bonus formula, the Chairman of the Board and the President of the Company determine the bonus.

              STOCK OPTIONS. The Company offers stock options to its executive officers in order to align the interests of the executive officers with those of the shareholders, and to encourage the executive officers to become substantial shareholders. Stock options are awarded at market price. For this reason, the value of the stock options increases according to the increase in the Company's stock price. Because no benefit is received by the option-holder unless the Company's stock price performs favorably, stock option awards provide incentives for directors and officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value. Grants to executive officers are dependent upon many factors, including the individual's prior and expected performance, effect upon the Company, level of position and responsibility, and potential for promotion. The Company grants stock options upon favorable individual employee evaluations, which are performed periodically. In order for an executive officer to exercise the stock option, the officer must remain in the employ of the Company at the time the stock options vest, which is usually one to three years after the option is awarded. For this reason, the award of stock options also provides additional incentive to executive officers to remain in the service of the Company.

              In April, 1997, the Compensation Committee amended and extended the employment agreements of Ralph Weiser and Jerrold Blair. In June, 1997 the Compensation Committee approved new employment agreements for Michael Kasbar and Paul Stebbins. In May, 1998, the Compensation Committee awarded an option to purchase 100,000 shares of the Company's Common Stock to each of Ralph Weiser and Jerrold Blair pursuant to the 1996 Employee Stock Option Plan. The Compensation Committee also approved an increase in the number of shares authorized under the 1996 Employee Stock Option Plan from 750,000 to 1,250,000, subject to shareholder approval at the Annual Meeting. During the 1998 fiscal year the Compensation Committee awarded stock options to certain employees in recognition of the services performed by those employees on the Company's behalf.

John R. Benbow, Chairman
Myles Klein

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

              The following persons served as members of the Compensation Committee of the Board of Directors during the year ended March 31, 1998: Myles Klein and John R. Benbow. None of the members of the Compensation Committee were employees of the Company during the year ended March 31, 1998.

STOCK PERFORMANCE GRAPH

              In accordance with Securities and Exchange Commission regulations, the following graph compares the cumulative total shareholder return to the Company's shareholders, during the five year period ended March 31, 1998, to the Russell 2000 Index and the Standard & Poor's Transportation Index.


               Comparison of Five Year Cumulative Total Return (*)
        Among World Fuel Services Corporation, The Russell 2000 Index and
                   the Standard & Poor's Transportation Index
                                Graphic Omitted

================================================================================================================================
                                                    3/93          3/94          3/95         3/96          3/97         3/98
--------------------------------------------------------------------------------------------------------------------------------
World Fuel Services Corporation                     100           121           157          245           260           489
--------------------------------------------------------------------------------------------------------------------------------
The Russell 2000 Index                              100           111           117          151           159           226
--------------------------------------------------------------------------------------------------------------------------------
Standard & Poor's Transportation Index              100           106           110          141           154           216
================================================================================================================================

* Assumes that the value of the investment in the Company and each index was $100 on March 31, 1993, and that all dividends are reinvested.

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

               Two of the Company's subsidiaries lease premises in New Orleans, Louisiana and Plant City, Florida from a trust established for the benefit of the children of Jerrold Blair, the President and a Director of the Company. The base annual rent under each lease is $50,500 per year, which amount will increase by 5% annually. The leases expire in August 2001. The Company has an option to purchase the properties at the current market value at any time during the lease term. For purposes of the purchase option, the market value of the land will be determined by independent appraisals to be obtained by the lessor and the Company. Management of the Company believes that the terms of the existing leases are no less favorable to the Company than those which could have been obtained in arm's length transactions.

               In January 1995, the Company and its subsidiary, Trans-Tec Delaware, acquired substantially all of the assets and assumed certain liabilities of Trans-Tec New York, and stock and assets of its affiliated companies. At that time, Michael Kasbar and Paul Stebbins were shareholders of Trans-Tec New York and its affiliated companies. Messrs. Kasbar and Stebbins are now employed by Trans-Tec Delaware, and are Directors and executive officers of the Company. See "Election of Directors."

               The aggregate purchase price for the Trans-Tec New York acquisition was approximately $14,511,000 (excluding acquisition costs of $321,000), paid as follows: (i) approximately $4,000,000 was paid in cash; (ii) the Company issued four promissory notes (the "Notes") to the shareholders of Trans-Tec New York, including Messrs. Kasbar and Stebbins, for an aggregate amount of $6,000,000; and (iii) the Company issued shares of its Common Stock valued at $4,511,000. Under the Notes, the Company owed Mr. Stebbins $1,365,000, and Mr. Kasbar $1,425,000. As of March 31, 1998, the Notes were paid in full. Of the Common Stock issued by the Company in the acquisition, Mr. Kasbar received 141,413 shares and Mr. Stebbins received 136,131 shares.

               Luis R. Tinoco, individually and as a partner of the law firm of Lara, Lopez, received $61,401 for the fiscal year ended March 31, 1998 for legal services rendered to the Company's subsidiaries.

                      BOARD OF DIRECTORS' PROPOSAL RELATING
                     TO THE 1996 EMPLOYEE STOCK OPTION PLAN

               On August 28, 1996, the Company's Board of Directors adopted the 1996 Employee Stock Option Plan (the "Plan"), subject to shareholder approval at the 1997 Annual Meeting. The Plan was approved by the shareholders at the Annual Meeting of Shareholders on August 18, 1997. The purpose of the Plan is to provide for the grant of options to purchase shares of Common Stock to employees and independent contractors and agents of the Company and its subsidiaries. As of June 1, 1998, there were approximately 30 employees and independent contractors of the Company and its subsidiaries who were eligible to participate in the Plan.

               The Board of Directors of the Company believes that stock options are important to attract, and encourage the continued employment and service of, officers, other key employees and key independent contractors, by facilitating their acquisition of an equity interest in the Company. The acquisition and holding of an equity interest in the Company by such persons align their interests with those of the Company's shareholders, and creates incentives for such persons to remain with the Company.

               A total of 750,000 shares of Common Stock were reserved for issuance under the Plan. As of June 5, 1998, there were 12,500,474 shares of Common Stock outstanding and the closing price per share of Common Stock on that day was $17.0625.

               Of the 750,000 shares authorized under the Plan, only 80,000 remain available for issuance. In order to continue to effectively award options under the Plan, the Company's Board of Directors adopted an amendment to the Plan increasing the number of shares authorized for issuance under the Plan to 1,250,000, subject to the approval of the shareholders at the Annual Meeting of Shareholders. The following is a general description of the principal features of the Plan. Such summary does not purport to be complete and is qualified in its entirety by the terms of the Plan. A copy of the complete Plan, as modified pursuant to this amendment, is attached hereto as Exhibit "A".

               The Plan is intended to satisfy the conditions of Section 16 of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 promulgated thereunder, which rule exempts certain short-swing gains from recapture by the Company. The Plan is administered by the Compensation Committee which is comprised exclusively of two or more "non-employee directors" within the meaning of Rule 16b-3. Subject to the terms of the Plan, the Compensation Committee has the sole authority and discretion to grant options, construe the terms of the Plan and make all other determinations and take all other action with respect to the Plan.

               Under the Plan, the Compensation Committee is authorized to issue stock options which qualify as incentive stock options (ISOs) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and options which do not so qualify as ISOs (NSOs). The maximum number of shares with respect to which options may be granted under the Plan to any employee in any calendar year is one percent (1%) of the total shares of common stock outstanding on the date of the grant.

               Pursuant to the provisions of the Code, the aggregate fair market value of the Common Stock (determined at the time the option is granted) with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000.

               The exercise price for options granted under the Plan may not be less than the fair market value of the Common Stock on the date of grant of the option, said market value to be determined in good faith by the Compensation Committee at the time of the grant. With respect to an ISO granted to a person then owning more than ten percent (10%) of the voting power of all classes of the Company's stock, the purchase price per share may be no less than 110 percent of the fair market value of the stock on the date of grant of the option, determined in good faith as aforesaid.

               Any option granted under the Plan must contain provisions setting forth the manner of exercise of such option. Options granted under the Plan must expire no later than ten (10) years from the date of the grant thereof; provided, however, that any ISO granted to a person owning more than ten percent (10%) of the voting power of all classes of the Company's stock must expire no later than five (5) years from the date of grant thereof. The exercise price may be paid in cash, check, promissory note, or in Common Stock (subject to certain restrictions), or any combination thereof.

               The Compensation Committee may amend or terminate the Plan; however, no amendment may increase the number of shares subject to the Plan, other than in connection with a recapitalization, stock split, reorganization or similar adjustment, change the class of persons eligible to receive options, materially increase the benefits accruing to participants under the Plan, or increase the maximum number of shares with respect to which options may be granted to any employee, unless the Compensation Committee also obtains the approval of the Company's shareholders to such change. No amendment, termination or modification of the Plan may, without the consent of the optionee, affect options theretofore granted, except that the Compensation Committee may amend the Plan in a manner that does not affect options theretofore granted upon a finding by the Compensation Committee that such amendment or modification is in the best interests of the shareholders or optionees.

               The Plan became effective as of August 28, 1996 and will terminate on August 28, 2006, unless earlier terminated by the Compensation Committee.

               Under current Federal income tax laws, the grant of an option is not a taxable event for the optionee or the Company. Stock options granted under the 1996 Plan will generally have the following tax consequences. Holders of ISOs are not taxed until they sell the stock received upon the exercise of the option. The entire spread between the sale proceeds and the ISO exercise price is treated as long-term capital gain. Holders of NSOs receive ordinary income upon exercise of the option in an amount equal to the spread between the value of the purchased stock on exercise and the exercise price.

               The following table provides certain information regarding options currently outstanding under the Plan to the persons and groups indicated.

                                          1996 EMPLOYEE STOCK OPTION PLAN

                                        EXERCISE PRICE          NUMBER OF                 VALUE OF OPTIONS
NAME AND POSITION                       PER SHARE (1)        OPTIONS GRANTED         AS OF  JUNE 5, 1998  (2)
-----------------                       -------------        ---------------         ------------------------
Ralph Weiser, Chairman                       $15.4046               221,500                      $685,965
of the Board of Directors

Jerrold Blair, Director and                   15.4046               221,500                       685,965
President

Paul Stebbins, Director and                   21.0000                37,500                             0
Executive Vice President
of the Company and Chief
Operating Officer of
Trans-Tec Services, Inc.

Michael Kasbar, Director and                  21.0000                37,500                             0
Executive Vice President of
the Company and Chief
Executive Officer of
Trans-Tec Services, Inc.

All Current Executive                         16.0948               540,500                     1,455,836
Officers as a Group

All Current Employees                         20.6815               129,500                        43,125
(Excluding Executive
Officers) as a Group                                                                 ____________________


(1) The exercise price of all options is the fair market value of a share of Common Stock on the date of grant.

(2) The closing sale price of the Common Stock on June 5, 1998 was $17.0625 per share. Value is calculated by multiplying (a) the difference between $17.0625 and the option exercise price, by (b) the number of shares of Common Stock underlying the option.

         The amendment to the Plan has been approved by the Board of Directors and, assuming a quorum is present at the Annual Meeting, requires the affirmative vote of a number of shares which exceeds the number of shares voted against the amendment.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

           COMPANY'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

                  The accounting firm selected by the Board of Directors of the Company for the fiscal year ending March 31, 1999 is Arthur Andersen LLP. This accounting firm is expected to have a representative present at the Annual Meeting. This representative will be available to answer appropriate questions and will be given an opportunity to make a statement, if the representative so desires.

                      PROPOSALS FOR THE 1999 ANNUAL MEETING

                  In order to be considered for inclusion in the Proxy Statement for the 1999 Annual Meeting, shareholders' proposals must be received at the principal office of the Company, 700 South Royal Poinciana Blvd., Suite 800, Miami Springs, Florida 33166, Attention: Secretary, no later than March 1, 1999.

                                  OTHER MATTERS

                  Management is not aware of any other matters to be presented for action at the Annual Meeting. IF, HOWEVER, ANY OTHER MATTERS COME BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                                      PROXY

                         Annual Meeting of Shareholders
                       of World Fuel Services Corporation
                          To Be Held On August 17, 1998

         The undersigned hereby appoints Ralph R. Weiser and Jerrold Blair, and each of them severally, as proxies, each with the power to appoint a substitute, and to vote, as designated on the reverse side, all of the shares of Common Stock of World Fuel Services Corporation held of record on June 29, 1998 by the undersigned at the Annual Meeting of Shareholders to be held on August 17, 1998, or any adjournment or postponement thereof.

                  (Continued and to be Signed on Reverse Side)

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

1.             Election of Directors:            [ ] FOR    [ ] WITHHOLD

                           Nominees:             Ralph R. Weiser
                                                 Jerrold Blair
                                                 Ralph R. Feuerring
                                                 John R. Benbow
                                                 Phillip S. Bradley
                                                 Myles Klein
                                                 Michael J. Kasbar
                                                 Paul H. Stebbins
                                                 Luis R. Tinoco

INSTRUCTION:               TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL
                           NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN
                           THE LIST ABOVE.  IF AUTHORITY IS NOT SO WITHHELD, THE
                           PROXY WILL BE VOTED TO ELECT ALL NOMINEES.

2. Increase Number of Shares Reserved Under 1996 Employee Stock Option Plan [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon any other matter coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR ALL OTHER PROPOSALS DESCRIBED HEREIN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

We have enclosed an envelope for your convenience in returning your proxy.

SIGNATURE____________________ DATE_________ SIGNATURE________________ DATE______

NOTE: Please sign name(s) exactly as shown above. When signing as executor, administrator, trustee or guardian, give the title as such. When shares have been issued in names of two or more persons all should sign.

                                   EXHIBIT "A"

                      1996 WORLD FUEL SERVICES CORPORATION

                           EMPLOYEE STOCK OPTION PLAN

         WHEREAS, it is in the best interest of World Fuel Services Corporation (the "Corporation") to adopt a new employee stock option plan (the "Plan"), the following Employee Stock Option Plan is hereby unanimously adopted:

1.       COMMITTEE; GRANT OF OPTIONS.

                  1.1 COMMITTEE. The Compensation Committee of the Board of Directors (the "Committee") of the Corporation is hereby authorized to administer the Plan and to issue options to purchase the Corporation's Common Stock from time to time to any one or more persons, in accordance with the terms hereof. Each member of the Committee shall at all times be (i) a "disinterested person," as defined in Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC"), or any successor rule, and (ii) an "outside director" as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the "Code").

                  1.2 OPTION GRANTS. The Committee shall be authorized to issue stock options which qualify as incentive stock options within the meaning of
Section 422 of the Code ("ISO's"), and options which do not so qualify as ISO's ("NSO's"). ISO's may be granted only to employees of the Corporation. NSO's may be granted to employees, independent contractors and agents.

         2. AMOUNT OF STOCK. The aggregate amount of stock which may be purchased pursuant to options granted under this Plan shall be 1,250,000 shares of the Corporation's common stock, par value $.01 per share. The maximum number of shares with respect to which options may be granted under the Plan to any employee in any calendar year is one percent (1%) of the total shares of common stock outstanding on the date of the grant.

         3. ISO LIMITATION. The aggregate fair market value of the common stock (determined at the time the option is granted) with respect to which ISO's are exercisable for the first time by any individual during any calendar year (under all option plans of the Corporation and its subsidiaries) shall not exceed $100,000. The restrictions contained in this Section 3 shall not apply to NSO's issued under the Plan.

         4. EXERCISE; PAYMENT.

                  4.1 EXERCISE. Any option granted pursuant to this Plan shall contain provisions, established by the Committee, setting forth the manner of exercise of such option. In no event, however, shall any ISO granted to a person then owning more than 10 percent of the voting power of all classes of the Corporation's stock be exercisable by its terms after the expiration of five years from the date of the grant thereof, nor shall any other option granted hereunder be exercisable by its terms after the expiration of ten years from the date of the grant thereof. No ISO granted pursuant to this Plan may be exercised while there is outstanding any other ISO which was granted to the employee at an earlier time.

                  4.2 PAYMENT. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Corporation's capital stock having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares as is permitted under Florida law and acceptable to the Committee. When payment of the exercise price for the shares to be issued upon exercise of an option consists of shares of the Corporation's capital stock, such shares will not be accepted as payment unless the optionee or transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes.

         5. NONTRANSFERABILITY. The terms of any option granted under this Plan shall include a provision making such option nontransferable by the optionee, except upon death, and exercisable during the optionee's lifetime only by the optionee.

         6. PURCHASE PRICE. The purchase price for a share of stock subject to any option granted hereunder shall be not less than the fair market value of the stock on the date of grant of the option, said fair market value to be determined in good faith by the Committee at the time of grant; provided, however, that with respect to an ISO granted to a person then owning more than 10 percent of the voting power of all classes of the Corporation's stock, the purchase price per share of the stock subject to the ISO shall be not less than 110 percent of the fair market value of the stock on the date of grant of the option, determined in good faith as aforesaid.

         7. EFFECTIVE DATE AND TERM. The effective date of this Plan is August 28, 1996; provided that, if the Plan is not approved by the shareholders of the Corporation in accordance with the terms hereof within twelve (12) months after the date of adoption by the Committee, the Plan and any options granted thereunder shall terminate and become null and void. The Plan shall continue in effect until August 28, 2006, unless sooner terminated in accordance with the terms hereof.

         8. STOCK RESERVE. The Corporation shall at all times during the term of this Plan reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the requirements of this Plan, and shall pay all fees and expenses necessarily incurred by the Corporation in connection with the exercise of options granted hereunder.

         9. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Corporation entitled to vote thereon within twelve (12) months after the date the Plan is adopted.

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


         10. AMENDMENT AND TERMINATION OF THE PLAN. The Committee may amend or terminate the Plan from time to time in such respects as the Committee may deem advisable; provided that, the following revisions or amendments shall require approval of the Corporation's shareholders: (i) any increase in the number of shares subject to the Plan, other than in connection with a recapitalization, stock-split, reorganization or similar adjustment; (ii) any change in the designation of the class of persons eligible to be granted options; (iii) any material increase in the benefits accruing to participants under the Plan; or
(iv) any increase in the maximum number of shares with respect to which options may be granted to any employee. No amendment or termination or modification of the Plan shall in any manner affect any option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect options theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of shareholders or optionees.

         11. COMPLIANCE WITH RULE 16B-3. It is the intent of the Corporation that this Plan comply in all respects with Rule 16b-3 (or any successor rule) in connection with any option granted to a person who is subject to Section 16 of the Securities and Exchange Act of 1934 (the "Exchange Act"). Accordingly, any provision of this Plan or any option agreement that does not comply with the requirements of Rule 16b-3 (or any successor rule) as then applicable to any such person shall be construed or deemed amended to the extent necessary to conform to such requirements, except that such automatic amendment shall not apply to any other participant in the Plan who is not (at the time of such application) subject to Section 16 of the Exchange Act. Any action taken by the Committee pursuant to the Plan that does not comply with the requirements of Rule 16b-3 (or any successor rule) shall be null and void.

         12. OTHER TERMS. Any option granted hereunder shall contain such other and additional terms, not inconsistent with the terms of this Plan, which are deemed necessary or desirable by the Committee, or by legal counsel to the Corporation.


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